Exhibit 99.1

VOLCANO ANNOUNCES RECORD FOURTH QUARTER REVENUES
(SAN DIEGO, CA), November 21 2013-Volcano Corporation (NASDAQ: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the fourth quarter of 2012.
For the quarter ended December 31, 2012, Volcano reported record quarterly revenues of $102.5 million, an increase of 10 percent on a reported basis versus the same period a year ago and 12 percent on a constant currency basis after adjusting for a two percent negative impact from foreign currency. Medical segment revenues increased 10 percent on a reported basis and 12 percent on a constant currency basis versus the fourth quarter a year ago.
The company reported net income on a GAAP basis of $2.5 million, or $0.04 per diluted share, in the fourth quarter of 2012, versus net income of $29.4 million, or $0.54 per diluted share in the fourth quarter of 2011. The results for the fourth quarter of 2012 include a benefit of $4.9 million, or $0.09 per diluted share, related to the release of a portion of the company's deferred tax valuation allowance. The results for the fourth quarter of 2011 include a similar benefit of $22.0 million, or $0.40 per diluted share.
For the full year 2012, Volcano reported revenues of $381.9 million, an increase of 11 percent on a reported basis and 12 percent on a constant currency basis over revenues of $343.5 million in 2011. Medical segment revenues increased 12 percent on a reported basis and 13 percent on a constant currency basis and industrial segment revenues declined three percent year-over-year.
The company reported net income on a GAAP basis of $8.0 million, or $0.15 per diluted share, in 2012. This compares with GAAP net income of $38.1 million, or $0.70 per diluted share in 2011. The results for both periods include the benefits related to a portion of the company's deferred tax valuation allowance referenced above.
“We continued to execute our growth strategy in 2012, delivering a double digit increase in revenues, led by a 45 percent increase in annual revenues on a constant currency basis in our FFR (Fractional Flow Reserve) disposable business. Our FFR technology is emblematic of our Functional PCI strategy that provides solutions for healthcare providers seeking both improved clinical and economic outcomes,” said Scott Huennekens, president and chief executive officer.
“At the same time, we continued to position the company for long-term growth by targeting addressable markets that are double the size of those we address today through the growth of our base business, development of our pipeline and implementation of business expansion strategies.”
“During the fourth quarter,” he continued, “we realized two important milestones in this strategy with our acquisitions of Sync-RX and Crux Biomedical. Sync-RX provides us advanced imaging technology that we will incorporate into our multi-modality platform, while Crux brings Volcano a novel inferior vena cava (IVC) filter and related offerings, and is indicative of our strategy to move beyond intravascular imaging to a wide variety of diagnostic and therapeutic solutions for both coronary and peripheral applications.”
Guidance for 2013
The company provided guidance for fiscal 2013. It expects revenues will be in the range of $422.0-$428.0 million. It expects gross margins will be in the range of 65-66 percent and operating expenses will be 61-62 percent of revenues. The company expects a net loss on a GAAP basis of $0.10-$0.14 per share in 2013 and non-GAAP net income of $0.16-$0.20 per diluted share in 2013. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense. The company expects weighted average basic shares in 2013 will be approximately 54.4 million shares and approximately 56.2 million shares on a diluted basis. All guidance for 2013 is provided on a constant currency basis.
Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Standard Time, (5 p.m., Eastern Standard Time), today. The teleconference can be accessed by calling (631) 291-4555, passcode 90659548, or via the company's website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through February 28 at (404) 537-3406, passcode 90659548, and via the company's website at http://www.volcanocorp.com.

About Volcano
Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company's website at www.volcancocorp.com.
Note Regarding Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making and as a means to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

Constant Currency Basis Revenue Changes: Volcano reports changes in revenue on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors' understanding of the company's short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano's management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS Guidance” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as technology and supplier agreements, are valued and amortized over their estimated lives. Volcano believes that since intangibles represent costs incurred by the acquired company to build value prior to acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-cash Interest Expense: In addition to disclosing the financial statement impact of the Financial Accounting Standards Board authoritative guidance for convertible debt accounting, Volcano management believes that investors may find it useful to consider excluding the impact of this authoritative guidance because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company's borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors' operating results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano's business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano's growth and other strategies and ability to execute on those strategies, competitive positioning, target markets, development of its base business and pipeline, benefits from recent acquisitions, benefits from its products and technologies and financial guidance. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause Volcano's actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano's revenue, expense, earnings, earnings per share, margin or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficultly in achieving those projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; currency exchange rate fluctuations; the effect of competitive factors and the company's reaction to those factors; purchasing decisions with respect to the company's products; the pace and extent of market adoption of the company's products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Volcano's products or devices; the success of Volcano's growth and other strategies including integration of recently-acquired businesses and our ability to integrate businesses from any future acquisitions; risks associated with Volcano's international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation, investigations and claims; the impact and benefits of market development and the related size of Volcano's addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano's filings made with the Securities and Exchange Commission, including our prospectus supplement on Form 424b2, and other filings made with the Securities and Exchange Commission. Additional information will also be set forth in our Form 10-K that will be filed for the year ended December 31, 2012, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corp.
(858) 720-4020

or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended December 31,		Percentage Change	Currency Impact		Constant Currency
	2012	2011	2011 to 2012	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$7.1	$8.2	(14)%	$—	—%	(14)%
Japan	1.1	0.5	136	—	—	148
Europe	2.1	1.8	18	(0.1)	(6)	24
Rest of world	1.9	1.0	80	—	—	80
Total Consoles	$12.2	$11.5	5	$(0.1)	(2)	7

IVUS single-procedure disposables:
United States	$20.2	$19.8	2%	$—	—%	2%
Japan	25.4	26.5	(4)	(0.8)	(3)	(1)
Europe	5.0	5.8	(13)	(0.2)	(4)	(9)
Rest of world	1.6	1.5	8	—	—	8
Total IVUS single-procedure disposables	$52.2	$53.6	(3)	$(1.0)	(2)	(1)

FFR single-procedure disposables:
United States	$14.4	$10.7	34%	$—	—%	34%
Japan	5.0	1.6	222	(0.2)	(10)	232
Europe	7.1	6.2	15	(0.3)	(6)	21
Rest of world	0.7	0.6	16	—	—	16
Total FFR single-procedure disposables	$27.2	$19.1	42	$(0.5)	(3)	45

Other	$8.4	$7.0	21%	$(0.2)	(1)%	22%
Sub-total medical segment	$100.0	$91.2	10	$(1.8)	(2)	12

Industrial segment	$2.5	$1.5	63%	$—	—%	63%
Total	$102.5	$92.7	10	$(1.8)	(2)	12

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Years Ended December 31,		Percentage Change	Currency Impact		Constant Currency
	2012	2011	2011 to 2012	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$24.9	$25.9	(4)%	$—	—%	(4)%
Japan	3.2	2.2	46	—	—	46
Europe	6.3	8.1	(22)	(0.6)	(8)	(14)
Rest of world	6.3	4.8	30	—	—	30
Total Consoles	$40.7	$41.0	(1)	$(0.6)	(2)	1

IVUS single-procedure disposables:
United States	$79.4	$76.0	4%	$—	—%	4%
Japan	99.1	95.0	4	0.6	—	4
Europe	20.7	23.7	(13)	(1.8)	(8)	(5)
Rest of world	6.7	6.3	7	—	—	7
Total IVUS single-procedure disposables	$205.9	$201.0	2	$(1.2)	(1)	3

FFR single-procedure disposables:
United States	$51.7	$36.8	40%	$—	—%	40%
Japan	13.9	4.9	186	(0.1)	(1)	187
Europe	26.2	23.2	13	(2.3)	(10)	23
Rest of world	3.1	2.1	41	—	—	41
Total FFR single-procedure disposables	$94.9	$67.0	41	$(2.4)	(4)	45

Other	$29.7	$23.5	26%	$(0.2)	(1)%	27%
Sub-total medical segment	$371.2	$332.5	12	$(4.4)	(1)	13

Industrial segment	$10.7	$11.0	(3)%	$—	—%	(3)%
Total	$381.9	$343.5	11	$(4.4)	(1)	12

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues	$102,477	$92,748	$381,866	$343,546
Cost of revenues, excluding amortization of intangibles	34,118	30,358	128,915	114,533
Gross profit	68,359	62,390	252,951	229,013
Operating expenses:
Selling, general and administrative	45,759	40,075	172,794	147,057
Research and development	14,909	12,761	55,469	53,098
Amortization of intangibles	770	875	3,240	3,447
Acquisition-related items	1,858	—	1,858	—
Total operating expenses	63,296	53,711	233,361	203,602
Operating income	5,063	8,679	19,590	25,411
Interest income	246	207	902	908
Interest expense	(2,982)	(1,212)	(7,975)	(7,107)
Exchange rate (loss) gain	(257)	184	(576)	(997)
Loss from debt extinguishment	(4,969)	—	(4,969)	—
Other, net	2,749	(110)	2,717	(112)
Income (loss) before income tax	(151)	7,748	9,689	18,103
Income tax (benefit) expense	(2,628)	(21,674)	1,667	(19,990)
Net income	$2,477	$29,422	$8,022	$38,093
Net income per share:
Basic	$0.05	$0.56	$0.15	$0.73
Diluted	$0.04	$0.54	$0.15	$0.70
Shares used in calculating net income per share:
Basic	53,924	52,634	53,475	52,300
Diluted	55,371	54,459	55,195	54,596

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Years Ended December 31,
	2012	2011
Operating activities
Net income	$8,022	$38,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,503	23,214
Amortization (accretion) of investment premium (discount), net	3,256	3,805
Accretion of debt discount on convertible senior notes	5,743	4,668
Loss on debt extinguishment	4,969	—
Acquisition-related items	231	—
Non-cash stock compensation expense	15,079	12,991
Other non-cash adjustments	907	(2,350)
Deferred income taxes	1,009	(22,771)
Changes in operating assets and liabilities	(12,901)	(14,054)
Net cash provided by operating activities	49,818	43,596
Investing activities
Purchase of short-term and long-term available-for-sale securities	(298,260)	(310,573)
Sale or maturity of short-term and long-term available-for-sale securities	252,937	365,639
Capital expenditures	(43,842)	(43,248)
Cash paid for acquisitions, net of cash acquired	(54,462)	—
Cash paid for other intangible assets and investments	(5,824)	(3,482)
Proceeds from sale of long-term investments	1,500	—
Proceeds from foreign currency exchange contracts	1,260	2,355
Payment for foreign currency exchange contracts	(525)	(3,962)
Net cash provided by (used in) investing activities	(147,216)	6,729
Financing activities
Repayment of capital lease liability	(90)	(51)
Proceeds from issuance of 1.75% convertible senior notes due 2017	460,000	—
Payment of debt issuance costs in connection with the 1.75% convertible senior notes due 2017	(14,611)	—
Purchase of call options in connection with the 1.75% convertible senior notes due 2017	(89,798)	—
Proceeds from warrants issuance in connection with the 1.75% convertible senior notes due 2017	53,686	—
Repurchase of a portion of 2.875% convertible senior notes due 2015	(104,832)	—
Retirement of call options in connection with the retirement of a portion of 2.875% convertible senior notes due 2015	15,156	—
Retirement of warrants in connection with the retirement of a portion of 2.875% convertible senior notes due 2015	(11,603)	—
Proceeds from sale of common stock under employee stock purchase plan and exercise of common stock options	13,812	13,026
Tax benefit related to stock-based compensation	34	165
Net cash provided by financing activities	321,754	13,140
Effect of exchange rate changes on cash and cash equivalents	(737)	122
Net increase in cash and cash equivalents	223,619	63,587
Cash and cash equivalents, beginning of year	107,016	43,429
Cash and cash equivalents, end of year	$330,635	$107,016

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$330,635	$107,016
Short-term available-for-sale investments	140,960	112,327
Accounts receivable, net	76,348	69,469
Inventories	52,811	41,306
Prepaid expenses and other current assets	21,773	19,939
Total current assets	622,527	350,057
Restricted cash	711	692
Long-term available-for-sale investments	44,385	30,919
Property and equipment, net	104,385	81,097
Intangible assets, net	50,657	15,245
Goodwill	51,577	2,487
Other non-current assets	28,102	16,227
Total Assets	$902,344	$496,724

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,284	$12,911
Accrued compensation	23,227	20,251
Accrued expenses and other current liabilities	23,476	16,689
Deferred revenues	9,789	7,077
Contingent consideration	2,908	—
Current maturities of long-term debt	53	72
Total current liabilities	75,737	57,000
Convertible senior notes	382,300	95,663
Other long-term debt	1,119	74
Deferred revenues	4,661	3,168
Contingent consideration, non-current portion	27,323	—
Other non-current liabilities	2,859	1,582
Total liabilities	493,999	157,487
Stockholders' equity	408,345	339,237
Total Liabilities and Stockholders' Equity	$902,344	$496,724

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE
(in thousands, except per share data)
(unaudited)

	2013
	Guidance Range
	From	To
GAAP net loss net per share - basic	$(0.14)	$(0.10)
GAAP net loss net per share - diluted	$(0.14)	$(0.10)
Acquisition-related items	0.05	0.05
Amortization of intangibles	0.04	0.04
Non-cash interest expense	0.21	0.21
Non-GAAP net income per share - diluted	$0.16	$0.20
Weighted average shares outstanding - basic	54,400	54,400
Weighted average shares outstanding - diluted	56,200	56,200